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                                                                 EXHIBIT 4.3


                             SUPPLEMENTAL INDENTURE


         SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of March 21, 2005, among Corrections Corporation of America, a Maryland corporation (the "Company"), the Guarantors identified on the signature pages hereto (the "Guarantors") and U.S. Bank National Association, formerly known as State Street Bank and Trust Company, as trustee under the indenture referred to below (the "Trustee").

                              W I T N E S S E T H:

         WHEREAS, the Company, the Guarantors and the Trustee have heretofore executed an Indenture, dated as of May 3, 2002 (the "Original Indenture"), providing for the issuance by the Company of $250,000,000 aggregate principal amount of its 9 7/8% Senior Notes due 2009 (the "Notes");

         WHEREAS, the Original Indenture has heretofore been supplemented to add additional Guarantors (the Original Indenture, as so supplemented, is hereinafter referred to as the "Existing Indenture");

         WHEREAS, under Section 9.02 of the Original Indenture, the Company, the Guarantors and the Trustee may amend the Existing Indenture with the consent of the Holders of at least a majority in principal amount of Notes then outstanding voting as a single class pursuant to the terms set forth therein; and

         WHEREAS, Holders of a majority in principal amount of Notes outstanding voting as a single class have consented to the amendments set forth herein in connection with the tender offer and consent solicitation of the Company commencing on March 8, 2005 with respect to the Notes (collectively, the "Tender Offer"); and

         WHEREAS, the Company, the Guarantors and the Company desire to enter into this Supplemental Indenture on the date set forth above for the purpose of making the amendments set forth herein, which amendments will become operative as set forth in Section 4 herein;

         WHEREAS, all other conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument enforceable in accordance with its terms have been performed and fulfilled by the parties hereto, and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

         NOW, THEREFORE, for and in consideration of the foregoing premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

         1. DEFINITIONS. For all purposes of the Existing Indenture and this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

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         (a) References. The terms "herein," "hereof" and other words of similar import refer to the Existing Indenture and this Supplemental Indenture as a whole and not to any particular article, section or other subdivision; and

         (b) Capitalized Terms. All capitalized terms used in this Existing Supplemental Indenture but not defined herein shall have the meanings assigned to such terms in the Existing Indenture.

         2. ELIMINATION AND AMENDMENT OF CERTAIN DEFINED TERMS IN ARTICLE I OF THE ORIGINAL INDENTURE. From and as of the Operational Time (as defined in
Section 4(b) of this Supplemental Indenture), any defined terms appearing in
Article I of the Original Indenture or elsewhere in the Original Indenture, and all references thereto, that are used solely in the sections, subsections or provisions of the Original Indenture deleted from the Original Indenture by virtue of Section 3 of this Supplemental Indenture shall be deleted in their entireties from Section 1.01 of the Original Indenture.

         3. AMENDMENT OF CERTAIN PROVISIONS OF ARTICLES 3, 4, 5 AND 6 AND OTHER RELATED PROVISIONS OF THE ORIGINAL INDENTURE.

         (a) Amendment of Section 3.09 of the Original Indenture. From and as of the Operational Time (as defined in Section 4(b) of this Supplemental Indenture), Section 3.09 of the Original Indenture shall be amended by deleting such section in its entirety, together with any references thereto in the Original Indenture.

         (b) Amendment of Article 4 of Original Indenture. From and as of the Operational Time (as defined in Section 4(b) of this Supplemental Indenture),
Article 4 of the Original Indenture shall be amended by deleting Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.18 and
4.19 in their entireties, together with any references thereto in the Original Indenture.

         (c) Amendment of Section 5.01 of Original Indenture. From and as of the Operational Time (as defined in Section 4(b) of this Supplemental Indenture),
Section 5.01 of the Original Indenture shall be amended by

                  (i) Deleting "; and" at the end of clause (3) and substituting "." therefor; and

                  (ii)     Deleting clause (4) in its entirety.

         (d) Amendment of Article 6 of the Original Indenture. From and as of the Operational Time, Article 6 of the Original Indenture shall be amended by deleting Sections 6.01 (3), (4), (5), (6), (7), (8) and (9) in their entireties, together with any references thereto in the Original Indenture.

         (e) Amendment of Additional Provisions of Existing Indenture. From and as of the Operational Time, any and all additional provisions of the Existing Indenture shall be deemed amended to reflect the intentions of the amendments provided for in this Section 3 and elsewhere herein.



                                       2
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         4. EFFECT OF SUPPLEMENTAL INDENTURE; OPERATION OF AMENDMENTS.

         (a) Effect of Supplemental Indenture. In accordance with Section 9.04 of the Existing Indenture, upon the execution of this Supplemental Indenture, the Existing Indenture shall be modified in accordance herewith, and this Supplemental Indenture shall form a part of the Existing Indenture for all purposes; and every Holder of the Notes heretofore authenticated and delivered under the Existing Indenture shall be bound hereby. Except as modified by this Supplemental Indenture, the Existing Indenture and the Notes, and the rights of the Holders of the Notes thereunder, shall remain unchanged and in full force and effect.

         (b) Operation of Amendments. The provisions of this Supplemental Indenture shall not become operative until the date and time (such date and time, the "Operational Time") the Company notifies (in writing) U.S. Bank National Association, as depositary for the Notes under the Tender Offer (the "Depositary"), that the Company has purchased Notes tendered and not withdrawn pursuant to the Tender Offer. In the event the Company notifies (in writing) the Depositary that it has withdrawn or terminated the Tender Offer prior to the Operational Time, this Supplemental Indenture shall be terminated and be of no force or effect and the Original Indenture shall not be modified hereby. The Company shall promptly notify the Trustee in writing of any notice it gives to the Depositary.

         5. MATTERS CONCERNING THE TRUSTEE. The Trustee accepts the trusts of the Existing Indenture, as amended and supplemented by this Supplemental Indenture, and agrees to perform the same, but only upon the terms and conditions set forth in the Existing Indenture, as amended and supplemented by this Supplemental Indenture, to which the parties hereto and the Holders from time to time of the Notes agree and, except as expressly set forth in the Existing Indenture, as amended and supplemented by this Supplemental Indenture, shall incur no liability or responsibility in respect thereof. Without limiting the generality of the foregoing, the recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness, and the Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture or any consents thereto.

         6. RATIFICATION AND CONFIRMATION OF THE EXISTING INDENTURE. Except as expressly amended hereby, the Existing Indenture is in all respects ratified and confirmed and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

         7. MISCELLANEOUS.

         (a) Binding Effect. All agreements of the Company in this Supplemental Indenture shall be binding upon the Company's successors. All agreements of the Trustee in this Supplemental Indenture shall be binding upon its successors.

         (b) Governing Law. This Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of the State of New York.




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         (c) Conflict with Trust Indenture Act of 1939. If and to the extent that any provision of this Supplemental Indenture limits, qualifies or conflicts with the duties imposed by Sections 310-317 of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), by operation of Section 318(c) of the Trust Indenture Act, the imposed duties shall control.

         (d) Headings for Convenience of Reference. The titles and headings of the sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

         (e) Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but such counterparts shall constitute but one and the same agreement.

         (f) Severability. In case any provision of this Supplemental Indenture shall be determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof or of the Existing Indenture shall not in any way be affected or impaired thereby.

         (g) Effect Upon Existing Indenture. This Supplemental Indenture shall form a part of Existing Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.


                            (signature page follows)


                                       4


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         IN WITNESS WHEREOF, the Company and the Trustee have caused this
Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized and their respective corporate seals, duly attested, to be hereunto affixed all as of the day and the year first above written.


                                        CORRECTIONS CORPORATION OF AMERICA,
                                        AS ISSUER


                                        By: /s/ John D. Ferguson
                                            -----------------------------------
Attest:                                 Name: John D. Ferguson
                                        Title: Chief Executive Officer and
                                               President
 /s/ G.A. Puryear IV
--------------------

                                        GUARANTORS:

                                        CCA INTERNATIONAL, INC.
                                        CCA OF TENNESSEE, LLC
                                        CCA PROPERTIES OF AMERICA, LLC
                                        CCA PROPERTIES OF ARIZONA, LLC
                                        CCA PROPERTIES OF TENNESSEE, LLC
                                        CCA PROPERTIES OF TEXAS, L.P.
                                        CCA WESTERN PROPERTIES, INC.
                                        PRISON REALTY MANAGEMENT, INC.
                                        TECHNICAL AND BUSINESS INSTITUTE OF
                                          AMERICA, INC.
                                        TRANSCOR AMERICA, LLC

                                        By: /s/ Todd J. Mullenger
                                            -----------------------------------
                                        Name: Todd J. Mullenger
                                        Title: Vice President, Treasurer


                                        U. S. BANK NATIONAL ASSOCIATION


                                        By: /s/ George Davison
                                            ------------------------------------
                                        Name: George Davison
                                        Title: Officer